Exhibit 10.12

EXECUTION COPY

AMENDMENT NO. 2 TO

CREDIT AGREEMENT

AMENDMENT NO. 2, dated as of November 12, 2010 (this “Second Amendment”), to the Credit Agreement, dated as of August 23, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BROADVIEW NETWORKS HOLDINGS, INC., a Delaware corporation (“Holdings”), BROADVIEW NETWORKS, INC., a Delaware corporation (“Broadview Networks”), BROADVIEW NETWORKS OF MASSACHUSETTS, INC., a Delaware corporation (“Broadview MA”), BROADVIEW NETWORKS OF VIRGINIA, INC., a Virginia corporation (“Broadview VA”), BRIDGECOM INTERNATIONAL, INC., a Delaware corporation (“Bridgecom International” and, together with Holdings, Broadview Networks, Broadview MA, Broadview VA, and Bridgecom International, the “Borrowers”), the various financial institutions and other Persons from time to time parties thereto (collectively, the “Lenders”), JEFFERIES & COMPANY, INC., as sole syndication agent (in such capacity, the “Syndication Agent”), and THE CIT GROUP/BUSINESS CREDIT, INC. (“CIT”), as administrative agent (in such capacity, the “Administrative Agent”), collateral agent and documentation agent for the Lenders.

BACKGROUND

The Borrowers, the Lenders, the Syndication Agent and the Administrative Agent are parties to the Credit Agreement, as amended by that certain Amendment No. 1 dated as of July 27, 2007 (as in effect prior to this Second Amendment, the “Existing Credit Agreement” and as amended hereby and from time to time hereafter, the “Credit Agreement”).

The Borrowers have requested that the Administrative Agent and the Lenders (i) consent to the Specified Subsidiary Eliminations and the Specified License Eliminations (as such terms are defined below), and (ii) extend the Maturity Date under and further amend the Existing Credit Agreement, all as more fully set forth herein.

The Administrative Agent and the Lenders are amenable to each of the foregoing requests, all as more fully set forth and on the terms and conditions contained herein.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:

Section 1. DEFINED TERMS.

Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Existing Credit Agreement.

Section 2 CONSENT

Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Administrative Agent and the Lenders consent to the Specified Subsidiary Eliminations and the Specified License Eliminations.

Section 3 AMENDMENT TO THE EXISTING CREDIT AGREEMENT.

3.1 Amendment and Addition of Certain Defined Terms. Section 1.1 of the Existing Credit Agreement shall be amended to (a) add the following new defined terms: “Credit Party”, “Second Amendment”, “Second Amendment Effective Date”, “Specified License Eliminations”, “Specified Licenses”, “Specified Subsidiary”, Specified Subsidiaries”, “Specified Subsidiary Eliminations”, and “Trigger Period” and (b) amend and restate the following defined terms: “Applicable Margin”, “Maturity Date”, and “Trigger Event”, all of which are deemed inserted in their proper alphabetical order, as set forth below:

“Applicable Margin” means (i) 2.75% per annum with respect to LIBOR Rate Loans and 1.75% per annum with respect to Base Rate Loans, and (ii) commencing on the Second Amendment Effective Date, 3.00% per annum with respect to LIBOR Rate Loans and 2.00% per annum with respect to Base Rate Loans.

“Credit Party” means any Borrower or Guarantor.

“Maturity Date” means the earliest to occur of (a) February 23, 2012, (b) the date that the Revolving Credit Commitment is reduced to $0 pursuant to Section 2.5, or (c) the date of termination of the Revolving Credit Commitment by the Administrative Agent on behalf of the Lenders pursuant to Section 10.2(a).

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated on or about November 12, 2010, among the Administrative Agent, the Syndication Agent, the Lenders and the Borrowers.

“Second Amendment Effective Date” has the meaning assigned thereto in the Second Amendment.

“Specified Subsidiary” means any of the Wholly–Owned Subsidiaries of the Borrowers set forth on Schedule A attached to the Second Amendment, and “Specified Subsidiaries” means all of the Wholly–Owned Subsidiaries of the Borrowers set forth on Schedule A attached to the Second Amendment.

“Specified License Eliminations” means the forfeiture, surrender, waiver, lapse, and/or termination of the Specified Licenses.

“Specified Licenses” means the state and federal licenses set forth with particularity on Schedule B attached to the Second Amendment.

“Specified Subsidiary Eliminations” means (i) the merger of any of the Specified Subsidiaries into any Wholly–Owned Subsidiary, into any other Specified Subsidiary or into any Borrower or into any Guarantor (provided that such Borrower or Guarantor, as the case may be, is the surviving entity), or (ii) the liquidation, winding up or dissolution of any of the Specified Subsidiaries, provided that any assets distributed in connection with any such liquidation, winding up or dissolution, will be distributed to a Wholly–Owned Subsidiary, a Specified Subsidiary, a Guarantor or a Borrower.

“Trigger Event” means the occurrence of any of the following:

(a) any Event of Default occurs, that has not been waived in writing by the Administrative Agent;

(b) a case or other proceeding shall be commenced against any Borrower or any other Credit Party in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Borrower or any other Credit Party or for all or any substantial part of their respective assets, domestic or foreign; or

(c) on any day, the Borrowing Base Amount as of such day minus the aggregate amount of Extensions of Credit outstanding on such day is an amount less than $5,000,000.

“Trigger Period” means:

(a) upon the occurrence of the event described in clause (a) of the definition of Trigger Event, the period commencing on such date and ending on the date on which written waiver of such event is given by the Administrative Agent to the Borrowers;

(b) upon the occurrence of an event described in clause (b) of the definition of Trigger Event, the period commencing on such date and ending on the date on which the relevant case or proceeding has been stayed or dismissed; and

(c) upon the occurrence of the event described in clause (c) of the definition of Trigger Event, the period commencing on such date and ending on the fifteenth (15th) consecutive day thereafter on which the Borrowing Base Amount minus the aggregate of Extension of Credit outstanding on such date is greater than $5,000,000.

3.2 Modification to Terms Generally. Section 1.2 of the Existing Credit Agreement is hereby amended to add the following sentence at the end thereof:

Any reference herein or in any of the other Loan Documents to a Default that is continuing or an Event of Default that is continuing or the continuance thereof, shall mean (i) in the case of a Default, one that has not been cured within any applicable cure period (to the extent susceptible to cure), and (ii) in the case of an Event of Default, one that has not been waived in writing by the Administrative Agent and/or Required Lenders, as the case may be. In further clarification of the foregoing, any Event of Default hereunder or under any other Loan Document shall be “continuing” unless and until such Event of Default has been waived in writing by the Administrative Agent and/or Required Lenders, as the case may be.

3.3 Modification of Voluntary Reductions in Revolving Credit Commitments. The first sentence of Section 2.5(a) of the Existing Credit Agreement is hereby amended by deleting therefrom in its entirety the phrase “without premium or penalty,”.

3.4 Imposition of Prepayment Fee. Section 4.3 of the Existing Credit Agreement is hereby amended to add a new subsection (c) thereto as follows:

(c) Prepayment Fee. In the event that at any time prior to the Maturity Date (i) the Borrowers terminate the Revolving Credit Facility or terminate this Credit Agreement, or (ii) the Revolving Credit Commitment is voluntarily reduced by the Borrowers, as permitted under Section 2.5(a) herein or mandatorily reduced, as required under Section 2.5(b) herein, or (iii) after the occurrence of an Event of Default that has not been waived in writing by the Administrative Agent, the Revolving Credit Commitments are terminated or reduced or this Credit Agreement is terminated as contemplated by Section 10.2 (in each case, whether automatically or by the Administrative Agent), then in any such event, Borrowers shall pay to the Administrative Agent a prepayment fee (which shall constitute a part of the Obligations) in the amount of three–quarters of one percent (0.75%) multiplied by:

(1) the aggregate Revolving Credit Commitments of all Lenders, in the case of an event contemplated by clause (i) above, and such prepayment fee shall be due and payable in full on the date of termination;

(2) the amount of the permanent reduction in the Revolving Credit Commitment of all Lenders, in the case of an event contemplated by clause (ii) above, and such prepayment fee shall be due and payable in full on the date of such reduction; and

(3) the amount of the reduction in the Revolving Credit Commitment of all Lenders or the aggregate Revolving Credit Commitments of all Lenders, as the case may be, in the case of an event contemplated by clause (iii) above, and such prepayment fee shall be payable at the time of such reduction or termination, thereof, as the case may be.

3.5 Modification to Collateral Reporting. The first sentence of Section 7.2(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

Deliver to the Administrative Agent, within fifteen (15) days (but during any Trigger Period, within five (5) days) of the end of each month (or more frequently if reasonably requested by the Administrative Agent or if requested at any time during a Trigger Period), a Borrowing Base Certificate (which shall be calculated as of the last day of the immediately preceding month and which shall not be binding upon the Administrative Agent or restrictive of the Administrative Agent’s rights under this Agreement).

3.6 Modification to Post–Closing Obligations. Section 8.14 of the Existing Credit Agreement is amended to delete the phrase “…the occurrence of any Trigger Event…” contained therein and replace it with the phrase “…a Trigger Period…”

3.7 Modification of Notices. The applicable provision set forth in Section 12.1(b) of the Existing Credit Agreement relating to the Addresses for Notices to the Administrative Agent, Swingline Lender or initial Issuing Bank, is hereby amended and restated in its entirety as follows:

If to Administrative Agent, Swingline Lender or initial Issuing Bank:	The CIT Group/Business Credit, Inc.
11 West 42nd Street
New York, New York 10036
Attention: Portfolio Manager

with a copy to:	Stradley Ronon Stevens & Young, LLP
2005 Market Street, Suite 2600
Philadelphia, PA 19103
Attention: Gary P. Scharmett, Esquire
Telephone No: (215) 564–8046
Telecopy No. (215) 564–8120

Section 4 GENERAL RELEASE; INDEMNITY

4.1 Release. In consideration of, among other things, the Lenders’ execution and delivery of this Second Amendment, each of the Credit Parties, on behalf of itself and its successors and assigns (collectively, “Releasors”), hereby forever waives, releases and discharges to the fullest extent permitted by law, and hereby agrees to hold each Releasee (as defined below) harmless from, any and all claims (including, without limitation, crossclaims, counterclaims, rights of set–off and recoupment), causes of action, demands, suits, costs and expenses, and damages (collectively, the “Claims”), that any Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against the Administrative Agent, the Lenders and their respective affiliates, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, consultants, agents, attorneys and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the execution of this Second Amendment; provided that (a) such release shall only relate to Claims arising directly and primarily from or relating directly and primarily to the Loan Documents and (b) such release shall not apply to Claims resulting from the gross negligence or willful misconduct of the Releasee relating directly and primarily to the Loan Documents. In entering into this Second Amendment, each of the Credit Parties, has consulted with, and been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agree and acknowledge that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section 4.1 shall survive the termination of the Credit Agreement and the other Loan Documents and payment in full of the Obligations.

4.2 Indemnity. Each of the Credit Parties, hereby agrees that its obligation to indemnify and hold the Releasees harmless as set forth in the immediately preceding Section 4.1, shall include an obligation to indemnify and hold Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses (including, without limitation, reasonable attorney’s fees and expenses) or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including, without limitation, the respective officers, directors, agents, trustees, creditors, partners or shareholders of any of the Credit Parties, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Second Amendment or any other document executed in connection herewith; provided that none of the Credit Parties, shall have any indemnification obligation to any Releasee pursuant to this Section with respect to liabilities to the extent resulting from the gross negligence or willful misconduct of any Releasee. If and to the extent that the foregoing undertaking is adjudged by a final judicial determination to be unenforceable for any reason, each of the Credit Parties jointly and severally agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law. The foregoing indemnity shall survive the termination of the Credit Agreement and the other Loan Documents and the payment in full of the Obligations.

4.3 Ratification of Liability. Subject to the terms of the Credit Agreement and this Second Amendment, the Credit Parties, as debtors, grantors, pledgors, guarantors, assignors, or in other similar capacities in which such Person grants liens or security interests in its properties or otherwise act as accommodation parties or guarantors, as the case may be, hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents (as amended hereby) to which it is a party (including, without limitation, the obligation to pay interest at the rate of interest contemplated by Section 4.1(c) of the Credit Agreement on account of Events of Default heretofore occurring, currently pending or hereafter arising) and, to the extent such Credit Party granted liens on or security interests in any of its properties pursuant to any such Loan Document as security for or otherwise guaranteed any or all Obligations under or with respect to the Loan Documents, each of the Credit Parties hereby ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Credit Parties hereby consents to this Second Amendment. Except as otherwise provided herein, the execution of this Second Amendment shall not operate as a waiver of any right, power or remedy of the Lender, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

Section 5 REPRESENTATIONS AND WARRANTIES AND COVENANTS

Each of the Borrowers hereby represents and warrants to the Administrative Agent and the Lenders as follows:

5.1 The Second Amendment. The execution, delivery and performance by each Credit Party of this Second Amendment, (i) have been duly authorized by all necessary action, and (ii) do not and will not contravene its charter or by–laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties. This Second Amendment has been duly and validly executed by an authorized executive officer of each of the Borrowers and constitutes the legal, valid and binding obligation of each of the Borrowers enforceable against each of the Borrowers in accordance with its terms. The Credit Agreement, as amended by this Second Amendment, remains in full force and effect and is the valid and binding obligation of each of the Borrowers enforceable against each of the Borrowers in accordance with its terms. Each of the Borrowers hereby ratifies and confirms the Credit Agreement, as amended by this Second Amendment.

5.2 No Default or Event of Default. No Default or Event of Default has occurred or now exists under the Credit Agreement, as amended by and after giving effect to this Second Amendment, and no Default or Event of Default will occur as a result of the effectiveness of this Second Amendment.

5.3 Solvency. After giving effect to the consummation of the transactions contemplated in this Second Amendment and the other Loan Documents, each of the Borrowers is Solvent.

5.4 Status of Specified Subsidiaries. Each of the Specified Subsidiaries (i) is an inactive entity, without any current trade or business, (ii) has de minimis assets, (iii) has de minimis liabilities (whether liquidated or contingent), (iv) is not material to the ongoing business or operations of the Borrowers (or any of them) or any other Credit Party, (v) if liquidated, dissolved or merged out of existence will not cause or result in a violation by any Credit Party, of any federal, state or local law, rule or regulation.

5.5 Status of Specified Licenses. Each of the Specified Licenses (i) has no material pecuniary value, (ii) is not material to the ongoing business or operations of the Borrowers (or any of them) or any other Credit Party, (iii) if forfeited, surrendered, waived, lapsed or terminated, (a) will not cause or result in a violation by any Credit Party (or any holder of such Specified License), of any federal, state or local law, rule or regulation, and (b) will not impair, or diminish the value of the Collateral.

5.6 Restatement of Representations and Warranties. The representations and warranties of each of the Borrowers contained in the Credit Agreement, as amended by and after giving effect to this Second Amendment, and the other Loan Documents are true and correct on and as of the date of this Second Amendment as though made on the date of this Second Amendment, it being understood and agreed that any representation or warranty which by its terms was made as of a specified date shall be required to be true and correct only as of such specified date.

Section 6 CONDITIONS TO EFFECTIVENESS.

The date and time of the effectiveness of this Second Amendment (the “Second Amendment Effective Date”) is subject to the satisfaction of each and all of the following conditions precedent (unless waived in writing by the Administrative Agent and the Lenders):

6.1 Loan Documents. The Administrative Agent shall have received an executed copy of (i) this Second Amendment, (ii) Secretary’s Certificate(s) with respect to the Credit Parties, confirming the due authorization of the transactions contemplated by the Second Amendment, together with copies of the authorizing resolutions, and (iii) Securities Account Control Agreement with respect to Borowers’ investment accounts at UBS (which Borrowers represent and warrant constitute the only investment accounts of Borrowers), all in form and substance satisfactory to the Administrative Agent.

6.2 Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Second Amendment shall be satisfactory in form and substance to the Administrative Agent and its counsel.

6.3 Amendment Fee. Borrowers shall pay to Administrative Agent for the ratable benefit of the Lenders an amendment fee in the amount of One Hundred Twenty Five Thousand Dollars ($125,000.00), which shall be deemed fully earned and immediately due and payable upon the execution of this Second Amendment and which shall be paid either directly by Borrower or by the Administrative Agent’s making a Revolving Credit Loan and retaining the proceeds for distribution to the Lenders in satisfaction of such amendment fee.

Section 7 CONSENT AND AFFIRMATION OF GUARANTORS.

In order to induce the Administrative Agent and the Lenders to enter into this Second Amendment and to provide the accommodations set forth herein, and in consideration of such accommodations, each Guarantor hereby: (i) consents to the provisions of this Second Amendment; (ii) confirms, agrees and certifies that as of the date of this Second Amendment (a) such Guarantor’s obligations under the Guaranty Agreement and the Collateral Agreement, relating to the Guaranteed Obligations (as defined in the Guaranty Agreement) and/or the Obligations, as amended by this Second Amendment shall be unimpaired hereby, (b) such Guarantor has no defenses or set–offs against the Administrative Agent or the Lenders, or any of their officers, directors, employees, agents or attorneys with respect to its Guaranty, (c) all of the terms, conditions and covenants in the Guaranty Agreement remain unaltered and in full force and effect and are hereby ratified and confirmed; (iii) reaffirms the Guaranty Agreement in accordance with its terms; (iv) acknowledges that the Guaranty Agreement extends to each and every obligation due and owing from the Borrowers to the Administrative Agent and the Lenders under the Credit Agreement; (vi) certifies that as of the date of this Second Amendment all of the representations and warranties made in the Guaranty Agreement and the Collateral Agreement are true and correct in all material respects; and (vii) ratifies and confirms the indemnification and waiver of jury trial provisions contained in the Guaranty Agreement and the Collateral Agreement

Section 8 MISCELLANEOUS.

8.1 Governing Law. This Second Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York with out giving effect to the conflict of laws rules thereof.

8.2 Severability. Any provision of this Second Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Second Amendment.

8.3 Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto and separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

8.4 Headings. Section headings used in this Second Amendment are for the convenience of reference only and are not a part of this Agreement for any other purpose.

8.5 Negotiations. The Credit Parties acknowledge and agree that all of the provisions contained herein were negotiated and agreed to in good faith after discussion with the Administrative Agent and the Lenders.

8.6 Nonwaiver. Except as otherwise provided in this Second Amendment, the execution, delivery, performance and effectiveness of this Second Amendment shall not operate as, or be deemed or construed to be, a waiver: (i) of any right, power or remedy of the Lenders or the Administrative Agent under the Credit Agreement or the other Loan Documents, or (ii) of any term, provision, representation, warranty or covenant contained in the Credit Agreement or any other Loan Document. Further, none of the provisions of this Second Amendment shall constitute, be deemed to be or construed as, a waiver of any Default or Event of Default under the Credit Agreement, except as provided by this Second Amendment.

8.7 Reference to and Effect on the Credit Agreement. Upon the effectiveness of this Second Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Credit Agreement as amended by this Second Amendment and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Second Amendment.

8.8 Further Assurances. The Borrowers agree that they will, promptly upon the request of the Administrative Agent, make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under the Credit Agreement and the other Loan Documents, including, without limitation the perfection of Administrative Agent’s security interests in (and control of) all Credit Parties’ applicable deposit accounts and securities accounts, as well as all patents, trademarks and other assets acquired by Broadview Networks from Natural Convergence, Inc.

8.9 Post–Closing Obligation. Within 30 days after the Second Amendment Effective Date (or such later date with the consent of the Administrative Agent in its sole discretion), the Administrative Agent shall have received control agreements, duly authorized, executed and delivered, among the applicable Credit Party, the Administrative Agent and the applicable depositary bank, with such exceptions as are provided in the Collateral Agreement (to the extent not previously obtained), and each in form and substance satisfactory to the Administrative Agent, including that upon a Trigger Event such depositary bank shall not take instructions from such applicable Credit Party (but if, after a Trigger Period, no Trigger Event shall have occurred during any period of 30 consecutive days, then, at the end of such 30–day period, the Administrative Agent shall notify the applicable depositary bank that the applicable Credit Party is once again entitled to give instructions to such depositary bank).

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective officers or Administrative Agent thereunto duly authorized as of the date first written above.

BORROWERS

BROADVIEW NETWORKS HOLDINGS, INC.

By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Chief Financial Officer

BROADVIEW NETWORKS INC.

By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Chief Financial Officer

BROADVIEW NETWORKS OF MASSACHUSETTS, INC.

By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Chief Financial Officer

BROADVIEW NETWORKS OF VIRGINIA, INC.

By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Chief Financial Officer

BRIDGECOM INTERNATIONAL, INC.

By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Chief Financial Officer

SIGNATURES CONTINUED ON FOLLOWING PAGE

GUARANTORS

BRIDGECOM HOLDINGS, INC.

By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Chief Financial Officer

TRUCOM CORPORATION

By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Chief Financial Officer

BRIDGECOM SOLUTIONS GROUP, INC.

By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Chief Financial Officer

OPEN SUPPORT SYSTEMS, LLC

By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Chief Financial Officer

BROADVIEW NP ACQUISITION CORP.

By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Chief Financial Officer

BV–BC ACQUISITION CORPORATION

By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Chief Financial Officer

SIGNATURES CONTINUED ON FOLLOWING PAGE

ADMINISTRATIVE AGENT

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Evelyn Kusold
	Name:	Evelyn Kusold
	Title:	Vice President

LENDERS:

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Evelyn Kusold
	Name:	Evelyn Kusold
	Title:	Vice President

JEFFERIES FINANCE LLC

By:	/s/ Carl Toriello
	Name:	Carl Toriello
	Title:	Chief Operating Officer

Schedule A

Specified Subsidiaries

CCL Historical Illinois, Inc.

CCL Historical Indiana, Inc.

CCL Historical Maryland, Inc.

CCL Historical Massachusetts, Inc.

CCL Historical Michigan, Inc.

CCL Historical Missouri, Inc.

CCL Historical New Jersey, Inc.

CCL Historical New York, Inc.

CCL Historical Ohio, Inc.

CCL Historical Rhode Island, Inc.

CCL Historical Vermont, Inc.

CCL Historical West Virginia, Inc.

CCL Historical Pennsylvania, Inc.

CCL Historical, Inc.

Corelyou Communications, Inc.

CorComm — Voyager, Inc.

Voyager Information Networks, Inc.

Horizon Telecommunications, Inc.

Fiberstream, Inc.

CoreComm Services, LLC

CoreComm Internet Group, Inc.

CoreComm Newco, Inc.

FCC Holdco 1, Inc.

Digicom, Inc.

Schedule B

Specified Licenses

State	ATX Licensing, Inc.	Broadview NP Acquisition, Inc.	ARC Networks, Inc.	BridgeCom International, Inc.
Federal Communications Commission	Section 214 Domestic for Listed States	Section 214 Domestic for Listed States	Section 214 Domestic for Listed States	Section 214 Domestic for Listed States
Alabama	IXC Foreign Corporation
Arizona	IXC Foreign Corporation		IXC Foreign Corporation
Arkansas	IXC Foreign Corporation		IXC Foreign Corporation	IXC Foreign Corporation
California	CLEC IXC Foreign Corporation	IXC Foreign Corporation	CLEC IXC Foreign Corporation	IXC Foreign Corporation
Colorado	IXC Foreign Corporation	IXC Foreign Corporation	IXC Foreign Corporation
Florida	IXC Foreign Corporation		CLEC IXC Foreign Corporation	IXC Foreign Corporation
Georgia	IXC Foreign Corporation		IXC Foreign Corporation	IXC Foreign Corporation
Idaho	IXC Foreign Corporation			IXC Foreign Corporation
Illinois	IXC Foreign Corporation	IXC Foreign Corporation	IXC Foreign Corporation	IXC Foreign Corporation
Indiana	IXC Foreign Corporation	IXC Foreign Corporation	IXC Foreign Corporation
Iowa	IXC Foreign Corporation			IXC Foreign Corporation
Kansas	IXC Foreign Corporation		IXC Foreign Corporation	IXC Foreign Corporation
Kentucky	IXC Foreign Corporation	IXC Foreign Corporation	IXC Foreign Corporation
Louisiana	IXC Foreign Corporation		IXC Foreign Corporation	IXC Foreign Corporation
Michigan	IXC Foreign Corporation	IXC Foreign Corporation	IXC Foreign Corporation	IXC Foreign Corporation
Minnesota	IXC Foreign Corporation		IXC Foreign Corporation
Mississippi	IXC Foreign Corporation
Missouri	IXC Foreign Corporation		IXC Foreign Corporation
Montana	IXC Foreign Corporation	IXC Foreign Corporation
Nebraska	IXC Foreign Corporation
Nevada	IXC Foreign Corporation	IXC Foreign Corporation	IXC Foreign Corporation

State	ATX Licensing, Inc.	Broadview NP Acquisition, Inc.	ARC Networks, Inc.	BridgeCom International, Inc.
New Mexico	IXC Foreign Corporation
North Carolina	IXC Foreign Corporation		IXC Foreign Corporation
North Dakota	IXC Foreign Corporation
Ohio	IXC Foreign Corporation	IXC Foreign Corporation	CLEC IXC Foreign Corporation	IXC Foreign Corporation
Oklahoma	IXC Foreign Corporation	IXC Foreign Corporation	IXC Foreign Corporation
Oregon	IXC Foreign Corporation	IXC Foreign Corporation
South Carolina	IXC Foreign Corporation		IXC Foreign Corporation
Tennessee	IXC Foreign Corporation		IXC Foreign Corporation
Texas	IXC Foreign Corporation	IXC Foreign Corporation	CLEC IXC Foreign Corporation	IXC Foreign Corporation
Utah	IXC Foreign Corporation
Washington	IXC Foreign Corporation			IXC Foreign Corporation
Wisconsin	IXC Foreign Corporation